Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218400

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 5, 2017)

Benitec Biopharma Limited

Ordinary Shares represented by 2,800,000 American Depositary Shares

Warrants to purchase 412,863 American Depositary Shares

This prospectus supplement relates to the offer and sale of 56,000,000 ordinary shares of Benitec Biopharma Limited, represented by 2,800,000 American Depositary Shares, or ADSs, and warrants to purchase 412,863 ADSs (which we refer to herein as the Warrants), to certain institutional investors. Each ADS represents 20 ordinary shares, no par value. The Warrants will be exercisable commencing on the date of issuance and will have an exercise price of $0.0001 per ADS.

In a concurrent private placement, we are also selling to purchasers of ADSs in this offering, for no additional consideration, a warrant to purchase up to 3,212,863 ADSs; we refer to these warrants as the Purchase Warrants. The Purchase Warrants will be exercisable beginning on the date of issuance, or the Initial Exercise Date, at an exercise price of $0.70 per ADS and will expire five years from the Initial Exercise Date. The Purchase Warrants, the ADSs issuable upon exercise of the Purchase Warrants (which we refer to as the Warrant ADSs) and the ordinary shares represented by the Warrant ADSs (which we refer to as the Warrant Shares) are not being registered under the Securities Act of 1933, as amended, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D. The Warrants and Purchase Warrants will not be listed for trading on any national securities exchange.

ADSs are listed on the NASDAQ Capital Market under the symbol “BNTC”. Our ordinary shares are listed on the Australian Securities Exchange under the symbol “BLT”. We expect that the ADSs sold in this offering will trade on the NASDAQ Capital Market. The closing price of ADSs on September 27, 2019 was US$0.84 per ADS.

In accordance with General Instruction I.B.5 of Form F-3, we have not sold any securities during the prior 12 calendar month period that ends on the date of this prospectus supplement. Under this instruction, our market aggregate market value of our ordinary shares held by non-affiliates was approximately US$7.7 million. In no event will we sell our ordinary shares in a primary public offering with a value exceeding one-third of our public float in any 12 calendar month period so long as our public float remains below US$75.0 million.

We have retained Ladenburg Thalmann & Co. to act as placement agent in connection with this offering. The placement agent is not purchasing or selling any ADSs or Warrants offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding this arrangement.

Investing in the ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in any amendment to this prospectus supplement or in any filing with the Securities and Exchange Commission that is incorporated by reference.

	Per ADS	Total
Public offering price(2)	$0.70	$2,249,004
Placement Agent fees(1)	$0.056	$179,920
Proceeds, before expenses, to us from this offering(1)	$0.644	$2,069,083

(1)

We have agreed to pay the placement agent an aggregate cash placement fee equal to 8.0% of the gross proceeds in this offering and the concurrent private placement. We have also agreed to reimburse the placement agent for certain expenses incurred in connection with this offering. For additional information on the placement agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-13.

(2)	The public offering price of Warrants is $0.70 per underlying ADS and the exercise price of the Warrants is $0.0001.

We anticipate delivery of the ADSs to purchasers on or about September 30, 2019.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann

The date of this prospectus supplement is September 30, 2019

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our registration statement on Form F-3. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall prevail.

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information,” before purchasing any of the ADSs. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering, you should refer to the registration statement, including the exhibits. You may access the registration statement, exhibits and other reports we file with the SEC on the SEC’s website. More information regarding how you can access this and other information is included under the heading “Where You Can Find More Information” below.

The information in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Neither the delivery of this prospectus supplement nor the sale of any securities means that information contained in this prospectus supplement is correct after the date of this prospectus supplement or as of any other date. To the extent there is any conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

Unless otherwise indicated or the context implies otherwise:

•	“ADSs” refers to American depositary shares, each of which represents twenty (20) ordinary shares;

•	“ASX” refers to the Australian Securities Exchange, where our ordinary shares are listed;

•	“A$” or “Australian dollars” refers to the legal currency of Australia;

•	“IFRS” refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board, or IASB; and

•	“Benitec,” “we,” “us” or “our” refer to Benitec Biopharma Limited, an Australian corporation, and its subsidiaries.

All references to “$”, “US$” and “U.S. dollar” in this prospectus supplement and the accompanying prospectus refer to United States dollars. Except as otherwise stated, all monetary amounts in this prospectus supplement and the accompanying prospectus are presented in United States dollars. Unless otherwise indicated, the consolidated financial statements and related notes included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus have been prepared in accordance with Australian Accounting Standards and also comply with IFRS, which differs in certain significant respects from Generally Accepted Accounting Principles in the United States. Our fiscal year ends on June 30 of each year. References to “fiscal 2018” means the 12-month period ended June 30, 2018 and other fiscal years are referred to in a corresponding manner.

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus and in the documents incorporated by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and potentially commercialize our product candidates;

•	the timing of the initiation and completion of preclinical studies and clinical trials;

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	the timing of expected regulatory filings;

•	the development of novel adeno-associated virus, or AAV, vectors;

•	expectations about the plans of licensees of our technology;

•

the clinical utility and potential attributes and benefits of DNA-directed RNA interference, or ddRNAi, and our product candidates, including the potential duration of treatment effects and the potential for a “one shot” cure;

•	potential future out-licenses and collaborations;

•	our expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our use of proceeds from any offering made pursuant to this prospectus supplement;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and the documents incorporated by reference, including our Annual Report on Form 20-F, as amended, and our other reports and filings we make with the SEC from time to time.

You should read thoroughly this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

This prospectus supplement, the accompanying prospectus and documents incorporated by reference may contain third-party data relating to the biopharmaceutical market for particular medical conditions that includes projections based on a number of assumptions. The biopharmaceutical market for such medical conditions may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of ADSs. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus supplement (or, in the case of the accompanying prospectus or a document incorporated by reference, the date on which the statements are made in such documents). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in ADSs discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

We are a clinical-stage biotechnology company focused on the development of novel genetic medicines. The proprietary platform, called DNA-directed RNA interference, or ddRNAi, combines RNA interference, or RNAi, with gene therapy to create medicines that facilitate sustained silencing of disease-causing genes following a single administration. Benitec endeavours to develop and commercialise BB-301 for the treatment of Oculopharyngeal Muscular Dystrophy, or OPMD.

The ddRNAi-based genetic medicine currently under development by Benitec (BB-301) represents a proprietary product candidate that can, potentially, be used to meaningfully improve upon the existing standard of care for a rare, chronic, life-threatening form of muscular dystrophy. In the past, our research and development efforts have been directed towards disorders that include head and neck squamous cell carcinoma, or HNSCC, OPMD, wet age-related macular degeneration, or AMD, and chronic hepatitis B or HBV. Through the combination of the targeted gene silencing effect of RNAi together with the durable gene expression associated with the use of modified viral vectors, ddRNAi has the potential to produce durable silencing of disease-causing genes following a single administration of the proprietary genetic medicine. This novel attribute of the investigational agent that is being advanced through nonclinical development could facilitate the achievement of robust clinical activity while greatly reducing the dosing frequencies traditionally expected for medicines employed for the management of chronic diseases. Additionally, the establishment of chronic gene silencing via ddRNAi-based genetic medicines could significantly reduce the risk of patient non-compliance during the course of medical management of potentially fatal clinical disorders.

Our objective is to become the leader in discovering, developing, clinically validating and commercializing ddRNAi-based therapeutics for a range of human diseases with high unmet clinical need or large patient populations and, as a result, provide a better life for patients with these diseases.

Corporate Information

Benitec Biopharma Limited was incorporated under the laws of Australia in 1995 and has been listed on the Australian Securities Exchange, or ASX, since 1997 and on the Nasdaq Capital Market since August 2015.

Our headquarters are located at Level 14, 114 William Street, Melbourne, VIC 3000, Australia. Our telephone number is +61 3 8692 7222. Our website address is www.benitec.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Tacere Therapeutics, Inc., 3940 Trust Way, Hayward, CA 94545.

THE OFFERING

Issuer	Benitec Biopharma Limited

Securities offered by us	56,000,000 ordinary shares represented by 2,800,000 ADS and Warrants to purchase 412,863 ADSs.

Public offering price	$0.70 per ADS and $0.70 per Warrant.

The ADSs	Each ADS represents 20 ordinary shares, no par value

Warrants	The Warrants will be exercisable commencing on the date of issuance and will have an exercise price of $0.0001 per ADS.

Depositary	The Bank of New York Mellon.

Ordinary shares outstanding before this offering	257,029,426 ordinary shares (including shares represented by ADSs)

Ordinary shares outstanding after this offering	313,029,426 ordinary shares (including shares represented by ADSs)

Use of Proceeds	We intend to use the net proceeds primarily for product development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own.

Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. See “Use of Proceeds”.

Concurrent Private Placement	In a concurrent private placement, we are selling to purchasers of ADSs in this offering, for no additional consideration, a Purchase Warrant to purchase up to 3,212,863 ADSs. The Purchase Warrants will be exercisable beginning on the Initial Exercise Date at an exercise price of $0.70 per ADS and will expire five years from the Initial Exercise Date. The Purchase Warrants, the Warrant ADSs and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D. See “Description of Securities we are offering” on page S-14 of this prospectus supplement.

Listing	ADSs are listed on the NASDAQ Capital Market under the symbol “BNTC”. We expect that the ADSs sold in this offering will be traded on the NASDAQ Capital Market.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

The number of ordinary shares to be outstanding after this offering is based on 257,029,426 ordinary shares (including shares represented by ADSs) outstanding as of June 30, 2019, and assumes no exercise of any outstanding warrants or options over our ordinary shares.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. Before deciding whether to purchase any ADSs and Warrants, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for fiscal 2018 and in our Current Report on Form 6-K for the six months ended December 31, 2018 filed with the SEC, and all other information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of ADSs could decline, and you may lose part or all of your investment.

Such risks are not exclusive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

Risks Related to the Offering

On July 22, 2019 we received from Nasdaq a deficiency notice following the decrease of our ADSs market price below $1.00. If we fail to address the deficiency notice within 180 calendar days from the receipt of the notice, the ADSs may be delisted.

Nasdaq listing rules require listed securities to maintain a minimum bid price of $1.00 per security. On July 22, 2019, as a result of our ADSs’ closing bid price being below $1.00 dollar for 30 consecutive business days, Nasdaq sent us a deficiency notice. Thus, we have 180 calendar days to regain compliance with the Nasdaq listing rules. This can be achieved either through a reverse stock split or by having our ADSs’ closing bid price above $1.00 for 10 consecutive business days. If we fail to regain compliance with the Nasdaq listing rules, our ADSs may be delisted from Nasdaq.

Our management has discretion as to the use of the net proceeds from this offering, and such use may not produce income or increase the market price of ADSs.

We intend to use the net proceeds from this offering primarily for product development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own. For more information, see “Use of Proceeds.” You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds from this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase the ADS price. Moreover, the net proceeds from this offering may be placed in investments that do not produce income or that lose value.

Future sales of our ordinary shares or ADSs, or the perception that such sales may occur, could depress the price of ADSs.

After completion of this offering, all of our ordinary shares outstanding, including the ordinary shares we are selling in this offering, may be resold in public markets immediately.

The market price of ADSs could drop significantly if the holders of these ordinary shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our ordinary shares, ADSs or other securities.

If we make one or more significant acquisitions in which the consideration includes ordinary shares or other securities, our shareholders’ holdings may be significantly diluted. In addition, shareholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue ordinary shares in lieu of certain cash payments upon the achievement of milestones.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.7 million, after deducting the placement agent fees and estimated offering costs payable by us.

We currently intend to use the net proceeds from this offering primarily for product development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

Any dividend we declare will be paid to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our ordinary shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the deposit agreement. Any dividend we declare will be distributed by the depositary bank to the holders of ADSs, subject to the terms of the deposit agreement. See “Description of American Depositary Shares” in the accompanying prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2018:

•	on an actual basis; and

•

on an adjusted basis to give effect to (i) the sale of 2,800,000 ADSs and Warrants to purchase 412,863 ADSs offered under this prospectus supplement at a public offering price of $0.70 per ADS and per Warrant (after deducting placement agent fees and estimated offering expenses) and (ii) the conversion of the Warrants.

Investors should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in thousands)	As of December 31, 2018[1]
	Actual	As Adjusted
	(A$’000s)	(A$’000s)
Cash and cash equivalents	$23,186	$25,588

Non-current borrowings	$-	$-

Equity:
Issued capital	164,087	166,489
Reserves	1,144	1,144
Accumulated losses	$(137,120)	$(137,120)

Total equity	$28,111	$30,513

Total capitalization	$28,111	$30,513

[1]	As Adjusted table assumes the exercise of all Warrants as of December 31, 2018

DILUTION

Our net tangible book value as of December 31, 2018 was approximately US$1.54 per ADS or US$0.077 per ordinary share. Net tangible book value per share or ADS represents the amount of our total tangible assets less total liabilities divided by the total number of ordinary shares or ADSs outstanding.

After giving effect to the sale by us of 2,800,000 ADSs, representing 56,000,000 ordinary shares and Warrants to purchase 412,863 offered pursuant to this prospectus supplement at an public offering price of US$0.70 per ADS and per Warrant, based on the last sale price of our ADSs, and after deducting estimated offering expenses, our net tangible book value at December 31, 2018 would have been US$21,520,772, or US$0.069 per ordinary share (US$1.37 per ADS). This represents an immediate decrease in net tangible book value of US$0.0084 per ordinary share (US$0.17 per ADS) to the then existing shareholders and an immediate accretion of US$0.034 per ordinary share to new investors (US$0.67 per ADS).

The following table illustrates the net tangible book value dilution per ADS to shareholders after the issuance of the ADSs in this offering:

Public offering price per ADS and Warrant			US$	0.70
Net tangible book value per ADS as of December 31, 2018	US$	1.54
Decrease per ADS attributable to new investors under this prospectus supplement	US$	0.17
Pro forma net tangible book value per ADS after this offering			US$	1.37

Net tangible book value accretion per ADS to new investors			US$	0.67

The foregoing table and discussion is based on ordinary shares outstanding as of December 31, 2018. It assumes the exercise of all of the Warrants as of December 31, 2018.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding warrants or options over our ordinary shares.

PLAN OF DISTRIBUTION

We are offering the securities through our placement agent, Ladenburg Thalmann & Co. Inc. (“Ladenburg”). Subject to the terms and conditions contained in the placement agency agreement, dated September 30, 2019, Ladenburg has agreed to act as the placement agent for the offering on a reasonable best efforts basis. The placement agent is not purchasing or selling any securities by this prospectus supplement or the accompanying prospectus.

We will sell the securities to selected accredited investors under one or more securities purchase agreements entered into between us and each of the investors at the offering price stated on the cover of this prospectus supplement. We currently anticipate that the closing of the sale of the ADSs and Warrants offered hereby will take place on or about September 30, 2019. Investors will also be informed of the date and manner in which they must transmit the purchase price for the securities.

In accordance with the terms of the placement agency agreement, we will pay the placement agent an aggregate commission equal to 8.0% of the gross proceeds of the sale of the ADSs the Warrants and Purchase Warrants in the offering. The estimated offering expenses payable by us, in addition to the placement agent fee of $179,920, are $375,000, which includes expenses of the placement agent and our legal, accounting and printing costs as well as various other fees associated with registering and listing the ADSs.

In addition, under the placement agency agreement, we have granted Ladenburg a right of first refusal to act as lead managing underwriter and sole book runner or sole placement agent for a period of twelve months from the commencement of sales of the securities in this offering for any and all future public and private equity/equity linked and debt offerings of the Company and its subsidiary in the United States. Under the securities purchase agreement and subject to certain exceptions, we have further agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents (including ADSs) until the later of 45 days following the closing of this offering and the date shareholder approval is received and deemed effective.

We have also agreed to pay Ladenburg up to $165,000 for its expenses in connection with the offering. In the event that the placement agency agreement is terminated, we have agreed to pay up to $35,000 to Ladenburg for its actual expenses. The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with the offering. The placement agent may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business.

We, our officers, directors and certain of our shareholders have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exchangeable for our ordinary shares either owned as of the date of this prospectus supplement or thereafter acquired without the prior written consent of the placement agent. The placement agent may, in its sole discretion and at any time or from time to time before termination of the lock-up period, without notice, release all or any portion of the securities subject to the lock-up agreements.

We have also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement. Closing of the purchase and sale of the securities is subject to customary closing conditions. The form of securities purchase agreement with purchasers and the placement agency agreement will be included as exhibits to a Current Report on Form 6-K that we will furnish to the SEC in connection with this offering and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information; Information Incorporated by Reference” below on page S-17.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 56,000,000 ordinary shares represented by 2,800,000 ADSs and Warrants to purchase up to an aggregate of 412,863 ADSs.

American Depositary Shares

The material terms and provisions of our ADSs are described under the caption “Description of American Depositary Shares” beginning on page 14 of the accompanying prospectus

Warrants

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants.

The Warrants will be issued as individual warrant agreements to the investors in this offering. You should review the form of Warrant, to be filed as an exhibit to the Report on Form 6-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the Warrants. The following brief summary of the material terms and provisions the Warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of Warrant.

The Warrants will be exercisable at any time commencing upon issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ADSs underlying the Warrants under the Securities Act is effective and available for the issuance of such shares (or there is an effective registration statement for the resale of such shares), by payment in full in immediately available funds for the number of ADSs purchased upon such exercise. No fractional ADSs will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round up to the next whole share or pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The exercise price per whole ADS purchasable upon exercise of the Warrants is $0.0001 per ADS. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ADSs and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of ordinary shares in excess of 4.99% of the ordinary shares then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that, upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

We do not plan on applying to list the warrants on the Nasdaq Capital Market or any other national securities exchange or any trading system.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of ADSs, the holder of a warrant will not have the rights or privileges of a holder of our ADSs, including any voting rights, until the holder exercises the Warrant.

Private Placement Transaction and Purchase Warrants

In a concurrent private placement, we have, subject to shareholder approval, agreed to sell to purchasers of ADSs in this offering, for no additional consideration, a Purchase Warrant to purchase up to 3,212,863 ADSs.

Assuming approval by shareholders, each Purchase Warrant will be exercisable beginning on the Initial Exercise Date, which is the date of issuance of the Purchase Warrants, at an exercise price of $0.70 per ADS, subject to adjustment, and will expire five years from the Initial Exercise Date. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates and any other person acting as a group together with the holder or its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of our ordinary shares (including ordinary shares represented by ADSs) outstanding immediately after giving effect to such exercise.

The exercise price of the Purchase Warrants and number of Warrant ADSs issuable upon exercise thereof will be subject to adjustment in the event of any share dividend or split, recapitalization, reorganization or similar transaction, as set forth in the Purchase Warrants.

If at any time after the six-month anniversary of the Initial Exercise Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant ADSs by the purchaser, then the Purchase Warrants may be exercised, in whole or in part, by means of a “cashless exercise.”

The Purchase Warrants, the Warrant ADSs and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Purchase Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D.

EXPERTS

The audited financial statements included in the Annual Report on Form 20-F for the year ended June 30, 2018 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting. The offices of Grant Thornton Audit Pty Ltd are located at Level 17, 383 Kent Street Sydney NSW 2000, Australia.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus supplement and the accompanying prospectus and you should read that information carefully. Certain information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they are a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for fiscal 2018, filed with the SEC on October 30, 2018;

•	our Current Report on Form 6-K, furnished to the SEC on February 26, 2019, relating to our six months ended December 31, 2018;

•	our Current Report on Form 6-K, furnished to the SEC on August 29, 2019, relating to our financial year ended June 30, 2019;

•

the information contained in Exhibits 99.1, 99.2, 99.3 and 99.4 to our Current Report on Form 6-K, furnished to the SEC on September 30, 2019 (relating to the Placement Agency Agreement, form of Securities Purchase Agreement, form of American Depositary Shares Pre-Funded Warrant and form of American Depositary Shares Purchase Warrant); and

•

any other report on Form 6-K submitted to the SEC after the date of this prospectus supplement and prior to the termination of this offering, but only to the extent that the report expressly states that we incorporate such report by reference into this prospectus supplement.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus supplement and the accompanying prospectus. You should rely only on the information provided by and incorporated by reference to this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus are delivered a copy of any or all of the documents that are incorporated by reference to this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings by contacting us at Benitec Biopharma Limited, Level 14, 114 William Street, Melbourne, VIC 3000, Australia; Attention: Company Secretary; telephone +61 3 8692 7222.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. We also have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the ADSs that may be offered by this prospectus supplement and the accompany prospectus. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits. As this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

Our Annual Report on Form 20-F for fiscal 2018 has been filed with the SEC and an Annual Report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and also from Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will also be subject to the informational requirements of the ASX. Our public filings with the ASX are electronically available from the ASX website (www.asx.com.au).

Only the specific documents incorporated by reference in the accompanying prospectus, or incorporated by reference in this prospectus supplement, are to be deemed incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they are a part. No information available on or through our website, or any other website, shall be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Benitec Biopharma Limited

US$20,000,000

American Depositary Shares representing Ordinary Shares

Preference Shares

Warrants

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the American Depositary Shares, or ADSs, representing ordinary shares, the preference shares and the warrants as the “Securities”. This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ADSs are listed on The NASDAQ Capital Market under the symbol “BNTC”. Our ordinary shares are listed on the Australian Securities Exchange under the symbol “BLT.”

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates (“public float”) is less than US$75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of the public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately US$16.2 million as of May 31, 2017.

Investing in the Securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2017.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to US$20,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on the SEC’s website. More information regarding how you can access this and other information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

•	“we,” “us,” “our” or “Benitec” refers to Benitec Biopharma Limited and its subsidiaries;

•	“shares” or “ordinary shares” refers to our ordinary shares;

•	“ADSs” refers to American Depositary Shares, each of which represents 20 ordinary shares; and

•	“ADRs” refers to American Depositary Receipts, which evidence the ADSs.

Unless otherwise noted, all other financial and other data related to Benitec in this prospectus is presented in Australian dollars. All references to “A$” in this prospectus mean Australian dollars. All references to “$” or “US$” in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

Solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and potentially commercialize our product candidates;

•	the timing of the initiation and completion of preclinical studies and clinical trials;

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	the timing of expected regulatory filings;

•	the development of novel adeno-associated virus, or AAV, vectors;

•	expectations about the plans of licensees of our technology;

•	the clinical utility and potential attributes and benefits of DNA-directed RNA interference, or ddRNAi;

•	potential future out-licenses and collaborations;

•	our expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our use of proceeds from any offering made pursuant to this prospectus;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are a biotechnology company developing a novel, proprietary therapeutic technology platform that combines gene silencing and gene therapy with a goal of providing sustained, long-lasting silencing of disease-causing genes from a single administration. We are using our technology, called DNA-directed RNA interference, or ddRNAi, to develop our pipeline of product candidates for the treatment of several chronic and life-threatening human diseases, such as hepatitis B, age-related macular degeneration (or AMD), Head and Neck Squamous Cell Carcinoma (or HNSCC) and oculopharyngeal muscular dystrophy (or OPMD). By combining the specificity and gene silencing effect of RNA interference with gene therapy, we believe ddRNAi has the potential to produce long-lasting silencing of disease-causing genes from a single administration, which could eliminate the requirement for patient compliance to take regular doses of medicine for long-term management of their disease. As part of our strategic relationship with Nant Capital, LLC (Nant Capital) and its affiliates, we are developing a clinical stage product candidate using antisense RNA technology for the treatment of HNSCC. Together with Nant Capital and its affiliates, we also intend to develop a ddRNAi product candidate to treat pathologies relating to HNSCC. We will require additional financing to progress our product candidates through to key inflection points. In addition, we have licensed our ddRNAi technology to other biopharmaceutical companies whose pipeline programs are progressing towards, or are in, clinical development for applications including HIV/AIDS, retinitis pigmentosa, Huntington’s disease, cancer immunotherapy and intractable neuropathic pain.

Our objective is to become the leader in discovering, developing, clinically validating and commercializing ddRNAi-based therapeutics for a range of human diseases with high unmet clinical need or large patient populations and, as a result, provide a better life for patients with these diseases.

Oculopharyngeal Muscular Dystrophy – recent developments

Results of the initial pre-clinical efficacy studies of our OPMD product candidate were published in April 2017 in Nature Communications, an open access scientific journal published by the Nature Publishing Group. OPMD, a rare, slow-progressing, muscle-wasting disease caused by mutation in the poly(A)-binding protein nuclear 1 (PABPN1) gene, is characterized by eyelid dropping, swallowing difficulties and proximal limb weakness. We believe the key results from these studies demonstrate that a DNA-directed RNA interference approach to ‘silence and replace’ the mutant PABPN1 protein has the potential to correct certain key clinical features of OPMD, including progressive atrophy and muscle weakness associated with nuclear aggregates of insoluble PABPN1. These data were generated in the A17 mouse model that expresses the mutant PABPN1 gene and mimics some important features of human OPMD patients. These findings were important in our product candidate for OPMD, BB-301, receiving an Orphan Drug Designation in the European Union in January 2017.

Age-Related Macular Degeneration – recent developments

In February 2017, we presented results at the Association for Research in Vision and Ophthalmology Asia conference that we believe demonstrated enhanced transduction of ocular tissues using one of the AAV capsids we developed in collaboration with 4D Molecular Therapeutics. We are currently testing three additional capsid variants and, depending on the results of those studies, expect to progress the development of this product candidate to efficacy studies in non-human primates. The ability to deliver therapeutically relevant concentrations of drugs into the appropriate diseased tissues can be a key challenge for many drug development programs. Our ddRNAi treatment to target AMD is our first therapeutic program in the eye. Assuming that this program is successful, we believe a number of ocular diseases beyond AMD, including retinal diseases with high unmet medical need, could be targeted by ddRNAi therapeutics using these viral vectors as a key component in that platform.

Hepatitis B – recent developments

In December 2016, we released data from an in vivo study in a chimeric mouse model using a single administration of our clinical candidates (BB-101, BB-102 and BB-103) with a daily dosing regimen of an antiviral agent. We believe the key findings of this study demonstrate sustained suppression of hepatitis B in an in vivo model when paired with current standard of care agents used to treat the disease. We believe the impact on the viral burden in this model of hepatitis B infection supports the progression of our lead candidate, BB-103, towards clinical trials.

Strategic Relationship with Nant Capital, LLC

Beginning in October 2016, Benitec entered into a strategic engagement with Nant Capital and its affiliates that involves a scientific collaboration as well as an equity investment by Nant Capital into Benitec. As long as Nant Capital holds at least 10% of the issued shares of Benitec, Benitec must use its reasonable endeavors to procure that its board of directors supports the election of one nominee of Nant Capital at its next annual meeting of shareholders.

In January 2017, Benitec and Nant Capital entered into a collaboration agreement pursuant to which we will manage the development of a clinical stage asset (BB-401) designed to treat HNSCC using a gene silencing approach that targets the epidermal growth factor receptor. The collaboration also contemplates the development of a compound utilizing Benitec’s ddRNAi gene silencing platform to target a related family of therapeutic candidates underlying the core pathophysiology of HNSCC.

Under an exclusive sublicense agreement, NantWorks, LLC, an affiliate of Nant Capital, sublicenses to Benitec certain intellectual property obtained under a license agreement with the University of Pittsburgh pertaining to a therapeutic vector for the treatment of cancers with epidermal growth factor receptor over-expression. Pursuant to the exclusive sublicense agreement, Benitec is required to pay license fees of up to US$50,000 annually and additional fees upon achievement of certain milestones and sales, milestone payments and royalties.

As part of the strategic engagement, Benitec issued an aggregate of 58,611,638 ordinary shares to Nant Capital in private placements in October 2016 and March 2017 for aggregate consideration of A$8.1 million, resulting in Nant Capital holding 28.57% of Benitec’s total issued capital. The research and collaboration agreement requires Benitec to use at least A$5.4 million of the proceeds from these private placements to fund the development of technology sublicensed from NantWorks, LLC and Nant Capital will have a controlling vote on the committee that directs and oversees such development until those funds have been expended. We expect to use the remaining funds from those private placements to develop our existing product candidates.

Corporate Information

Benitec Biopharma Limited was incorporated under the laws of Australia in 1995 and has been listed on the Australian Securities Exchange, or ASX, since 1997.

Our headquarters are located at 99 Mount Street, Suite 1201, North Sydney, New South Wales, 2060 Australia. Our telephone number is +61 2 9555 6986. Our website address is www.benitec.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Tacere Therapeutics, Inc., 3940 Trust Way, Hayward, CA 94545.

RISK FACTORS

Investment in the Securities involves significant risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2016, as filed with the SEC, and all other information contained in incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exclusive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the Securities for general corporate purposes and to advance our product candidates. We may also use a portion of the net process towards the possible acquisition of, or investment in, complementary technologies and businesses. Proceeds may also be used at our discretion for specific purposes described in any prospectus supplement.

Pending these uses, we intend to invest the net proceeds from this offering primarily in bank deposits.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

PRICE HISTORY OF AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES

NASDAQ Capital Market

Since August 18, 2015, our ordinary shares in the form of ADSs have been trading on The NASDAQ Capital Market under the symbol “BNTC”. The following table sets forth the high and low market prices for our ADSs for the periods indicated as reported on The NASDAQ Capital Market. All prices are in U.S. dollars.

	US$ High	US$ Low
ADSs
Fiscal year ended
June 30, 2016	$9.00	$1.22
Fiscal year ended June 30, 2016
First quarter (ended September 30, 2015)	$9.00	$6.00
Second quarter (ended December 31, 2015)	$7.30	$3.95
Third quarter (ended March 31, 2016)	$4.34	$1.22
Fourth quarter (ended June 30, 2016)	$1.90	$1.22
Fiscal year ending June 30, 2017
First quarter (ended September 30, 2016)	$2.06	$1.20
Second quarter (ended December 31, 2016)	$1.86	$1.30
Third quarter (ended March 31, 2017)	$4.44	$1.39
Fourth quarter (through May 31, 2017)	$5.48	$2.16
Recent months
December 2016	$1.61	$1.30
January 2017	$4.40	$1.39
February 2017	$4.44	$1.55
March 2017	$3.05	$2.24
April 2017	$5.48	$2.42
May 2017	$3.16	$2.16

Australian Securities Exchange

The following table presents, for the periods indicated, the high and low market prices for our ordinary shares reported on the ASX, under the symbol BLT. All prices are in Australian dollars.

	A$ High		A$ Low
Annual:
Fiscal year ended June 30,
2012	0.75	(1)	0.25	(1)
2013	0.50	(1)	0.25	(1)
2014	2.38		0.28
2015	1.32		0.52
2016	1.00		0.09
Quarterly:
Fiscal year ended June 30, 2015
First quarter (ended September 30, 2014)	1.32		0.87
Second quarter (ended December 31, 2014)	1.06		0.52
Third quarter (ended March 31, 2015)	1.08		0.71
Fourth quarter (ended June 30, 2015)	0.89		0.67
Fiscal year ended June 30, 2016
First quarter (ended September 30, 2015)	1.00		0.44
Second quarter (ended December 31, 2015)	0.56		0.27
Third quarter (ended March 31, 2016)	0.32		0.10
Fourth quarter (ended June 30, 2016)	0.12		0.09
Fiscal year ended June 30, 2017
First quarter (ended September 30, 2016)	0.16		0.08
Second quarter (ended December 31, 2016)	0.13		0.09
Third quarter (ended March 31, 2017)	0.21		0.10
Fourth quarter (through May 31, 2017)	0.28		0.14
Most Recent Six Months:
December 2016	0.13		0.09
January 2017	0.19		0.10
February 2017	0.21		0.11
March 2017	0.20		0.15
April 2017	0.28		0.18
May 2017	0.19		0.14

(1)	Takes into account a 25:1 share consolidation that became effective in July 2013.

DESCRIPTION OF SHARE CAPITAL

General

Benitec is a public company limited by shares registered under the Corporations Act by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution, the Corporations Act and the ASX Listing Rules. Our ordinary shares trade on the ASX and our ADSs trade on The NASDAQ Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital, the concept of par value is not recognized under Australian law and as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the ASX Listing Rules, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

As of March 31, 2017, we had (i) 205,140,734 ordinary shares outstanding and (ii) 34,470,203 outstanding options and warrants to purchase an aggregate of 34,470,203 ordinary shares.

Since July 1, 2013, the following changes have been made to our ordinary share capital:

1.	On July 23, 2013, we issued 27,229,089 ordinary shares as part of a private placement at A$0.275 per share to institutional and professional investors outside the United States.

2.

On July 23, 2013, we issued 400,000 ordinary shares at A$0.325 per share to directors resident outside the United States. Participants in the placement received two free unlisted options for every five shares subscribed for in the placement and we therefore also issued 160,000 unlisted options with an exercise price of A$0.013 per share.

3.	On August 6, 2013, we issued 10,254,696 ordinary shares at A$0.275 per share to shareholders resident in Australia or New Zealand under a share purchase plan.

4.	On October 30, 2013, we issued 955,002 ordinary shares to the vendors of Tacere Therapeutics, Inc. as part of the consideration under an acquisition agreement. The consideration was A$350,000.

5.

On February 28, 2014, we issued 14,717,995 ordinary shares and 6,623,098 unlisted options, as the first tranche of a private placement transacted over two tranches to institutional investors in Australia and the United States. Consideration received from the issue of the ordinary shares was A$15,748,255.

6.

On April 15, 2014, we issued 14,717,999 ordinary shares and 6,623,105 unlisted options, as the second tranche of a private placement transacted over two tranches to institutional investors in Australia and the United States. Consideration received from the issue of the ordinary shares was A$15,748,259.

7.

On August 18, 2015, we issued 30,000,000 ordinary shares (in the form of American Depositary Shares) and warrants to purchase 11,500,000 ordinary shares as part of our initial public offering in the United States. Consideration received from the issue of the ordinary shares and warrants was approximately US$13,820,000, before deducting underwriting discount and commissions and expenses.

8.	On October 24, 2016, we issued 29,305,819 ordinary shares to Nant Capital, LLC in a private placement at A$0.0895 per share.

9.	On March 13, 2017, we issued 29,305,819 ordinary shares to Nant Capital, LLC in a private placement at A$0.1859 per share.

In addition, we issued the following ordinary shares upon exercise of options (excluding the warrants discussed in the immediately preceding paragraph) over the past three fiscal years:

•	no ordinary shares in fiscal 2016;

•	982,767 ordinary shares in fiscal 2015; and

•	547,088 ordinary shares in fiscal 2014.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Benitec. Our Constitution is subject to the terms of the ASX Listing Rules and the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

Interested Directors

A director may not vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. Such director must not be counted in a quorum, must not vote on the matter and must not be present at the meeting while the matter is being considered. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered. In addition, the Corporations Act and the ASX Listing Rules require shareholder approval of any provision of related party benefits to our directors.

Directors’ Compensation

Our directors are paid remuneration for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ remuneration is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The fixed sum remuneration for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as employees of Benitec.

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits or operating revenue. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, any director who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid extra remuneration, which is determined by our board of directors.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for reasonable travel accommodation and other expenses incurred by the directors in attending general meetings, board meetings, committee meetings or otherwise in connection with our business.

In addition, in accordance with our Constitution, a director may be paid a retirement benefit as determined by our board of directors subject to the limits set out in the Corporations Act and the ASX Listing Rules which broadly restrict our ability to pay our officers a termination benefit in the event of a change of control of Benitec or our subsidiaries as well as impose requirements for shareholder approval to be obtained to pay certain retirement benefits to our officers.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution and the ASX Listing Rules, one-third of our directors, other than the managing director, must retire from office at every annual general meeting. If the number of directors is not a multiple of three, then the number nearest, to but not exceeding, one-third must retire from office. The directors who retire in this manner are required to be the directors or director longest in office since last being elected. A director, other than the director who is the Chief Executive Officer, must retire from office at the conclusion of the third annual general meeting after which the director was elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act and the ASX Listing Rules, any rights and restrictions attached to a class of shares, we may issue further shares on such terms and conditions as our board of directors resolve. Currently, our outstanding share capital consists of only one class of ordinary shares.

Dividend Rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting Rights

Under our Constitution, and subject to any voting exclusions imposed under the ASX Listing Rules (which typically exclude parties from voting on resolutions in which they have an interest), the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right To Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or Cancellation of Share Rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by a special resolution of Benitec, together with either:

•	a special resolution passed by members holding shares in the class; or

•	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that subject to the terms on which the shares have been issued directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment. Shares represented by the ADSs issued in this offering will be fully paid and will not be subject to calls by directors.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting or at least 100 shareholders who are entitled to vote at the general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions:

•

by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 15% or more of the issued shares of, or control of 15% or more of the voting power in, an Australian company; and

•

by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the target is less than A$1,094 million.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us and the ASX once it, together with its associates, acquires a 5% interest in our ordinary shares, at which point the shareholder will be considered to be a “substantial” shareholder. Further, once a shareholder owns a 5% interest in us, such shareholder must notify us and the ASX of any increase or decrease of 1% or more in its holding of our ordinary shares, and must also notify us and the ASX on its ceasing to be a “substantial” shareholder. U.S. shareholders who own more than 5% of our ordinary shares (either directly or through the ADSs) are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as Benitec, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in Benitec increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

•	is the holder of the securities;

•	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

•	has entered or enters into an agreement with another person with respect to the securities;

•

has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

•	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

•	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

•	when the acquisition results from the acceptance of an offer under a formal takeover bid;

•

when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

•	when shareholders of Benitec approve the takeover by resolution passed at general meeting;

•

an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Benitec of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Benitec more than three percentage points higher than they had six months before the acquisition;

•	when the acquisition results from the issue of securities under a rights issue;

•	when the acquisition results from the issue of securities under dividend reinvestment schemes;

•	when the acquisition results from the issue of securities under underwriting arrangements;

•	when the acquisition results from the issue of securities through operation of law;

•	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;

•	an acquisition arising from an auction of forfeited shares conducted on-market; or

•	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. ASIC and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents 20 ordinary shares (or a right to receive 20 ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing shares purchased upon exercise of rights. For example, you may not be able to trade such ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•   Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•   Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you that are obligated to pay those fees.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•   Reclassify, split up or consolidate any of the deposited securities

•   Distribute securities in respect of deposited shares that are not distributed to you

•   Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

•	collect distributions on the deposited securities;

•	sell rights and other property; and

•	deliver shares and other deposited securities upon cancellation of ADSs.

Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited;

•	the pre-release is fully collateralized with cash, U.S. government securities or other collateral that the depositary considers appropriate; and

•	the depositary must be able to close out the pre-release on not more than five business days’ notice.

In addition, the depositary has agreed to limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time, if it thinks it is reasonably appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

We may from time to time request ADS holders to provide information as to the capacity in they own or owned ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest. Each ADS holder agrees to provide any information of that kind that is requested by us or the depositary. To the extent that provisions of or governing the deposited securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of deposited securities, other shares and other securities to us or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the depositary has agreed to use its reasonable efforts to comply with our written instructions in respect of any such enforcement or limitation.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares represented by ADSs in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

•	the designation, amount and terms of the securities purchasable on exercise of the warrants;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

•	any material U.S. federal or Australian income tax consequences;

•	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

•	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions of the warrants; and

•	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

DESCRIPTION OF PREFERENCE SHARES

Subject to any limitations under the listing rules of the ASX, our board of directors may issue preference shares with any preferential rights, privileges or conditions. The rights and restrictions attaching to any preference shares issued by Benitec must be set out in our Constitution or in a special resolution of shareholders. Our Constitution does not limit the amount of preference shares that we may issue.

We do not have any preference shares outstanding as of the date of this prospectus. In the future we may issue preference shares that could be converted into ordinary shares. A prospectus supplement will contain and describe the material terms of any preference shares that we offer to the public in the United States, along with any material U.S. federal or Australian income tax considerations relating to the offer of such preference shares.

Consistent with the listing rules of the ASX, any preference shares issued by Benitec must confer on the holders of those preference shares:

•	the same rights as holders of ordinary shares to receive notices, reports and audited accounts and to attend general meetings of Benitec;

•

the right to vote in each of the following circumstances and in no others: (i) in a period during which a dividend for the share is in arrears; (ii) on a proposal to reduce our share capital; (iii) on a resolution to approve the terms of a buy-back agreement; (iv) on a proposal that affects rights attached to the shares; (v) on a proposal to wind up Benitec; (vi) on a proposal for the disposal of the whole of Benitec’s property, business and undertaking; (vii) during the winding up of Benitec; (viii) subject to the listing rules of the ASX and NASDAQ, in any additional circumstances specified in the terms of issue of such preference shares by Benitec relating to the shares upon issuance;

•	a dividend in preference to holders of ordinary shares; and

•	a return of capital in preference to holders of ordinary shares if Benitec were to be wound up.

The listing rules of the ASX impose certain limitations on the issuance of preference shares by companies such as Benitec that are listed on ASX, including:

•	any dividends on preference shares must be at a commercial rate; and

•

any anti-dilution rights must be limited to the right to adjust the number of ordinary shares into which preference shares convert in the event of a share split or consolidation (i.e., reverse stock split), a bonus or entitlement issue (e.g., stock dividend), or other capital reconstruction.

Further, the Corporations Act places certain limitations on payment of dividends, including preferred dividends. In particular, dividends cannot be paid out of capital. A right to receive dividends on a preference share may be expressed to be cumulative where it cannot be paid due to legal limitations.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

•	to or through underwriters;

•	to or through dealers;

•	to our shareholders under a rights entitlement offering;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

•	the type of Securities to be offered;

•	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;

•	the purchase price of the offered Securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified future record date. Under applicable ASX Listing Rules, shareholder approval is not required for a pro rata rights entitlement offering nor is the issuance of securities to an underwriter of any securities not taken up by the eligible shareholders under such an offering.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	US$	2,318
Legal fees and expenses		35,000
Accounting fees and expenses		10,000
Printing expenses		5,000
Other miscellaneous fees and expenses		2,000

Total	US$	54,318

LEGAL MATTERS

The validity of the Securities and certain other legal matters will be passed upon for us by Baker & McKenzie, our Australian and US counsel.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the United States courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Tacere Therapeutics, Inc., our wholly owned U.S. subsidiary, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2016 (filed on October 28, 2016);

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus;

•	our Current Report on Form 6-K, furnished to the SEC on February 23, 2017, relating to our half yearly report for the half year ended December 31, 2016;

•	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and

•

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Benitec Biopharma Limited, 99 Mount Street, Suite 1201, North Sydney, NSW 2060 Australia, Attention Company Secretary, telephone +61 2 9555 6986.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending June 30, 2016 has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will also be subject to the informational requirements of the ASX. Our public filings with the ASX are electronically available from the ASX website (www.asx.com.au).

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Benitec, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Benitec Biopharma Limited

Ordinary Shares represented by 2,800,000 American Depositary Shares

Warrants to purchase 412,863 American Depositary Shares

Prospectus Supplement

September 30, 2019

Ladenburg Thalmann